Exhibit 99.1

NEWS RELEASE

As previously announced, TDS will hold a teleconference May 10, 2010 at 9:30 am CDT. Interested parties may listen to the call live by accessing the Conference Calls page of www.teldta.com.

Contact:	Jane W. McCahon, Vice President, Corporate Relations (312) 592-5379 jane.mccahon@teldta.com

Julie D. Mathews, Manager, Investor Relations (312) 592-5341 julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS FIRST QUARTER 2010 RESULTS

Note: Comparisons are year over year unless otherwise noted.

1Q 2010 Highlights

Enterprise/TDS Corporate

▪         Operating revenues were $1.2 billion.

▪         Repurchased 510,902 TDS special common shares for a total of $14.8 million.

Wireless/U.S. Cellular

▪         24,000 retail net additions, reflecting a gain of 33,000 prepaid customers and a loss of 9,000 postpay customers.

▪         Service revenues of $965.2 million decreased 2 percent due to reductions in voice and inbound roaming revenues, offset by higher data revenues.

▪         28 percent increase in data revenues to $201.3 million, representing 21 percent of total service revenues.

▪         Retail service ARPU (average revenue per unit) increased to $46.99  from $46.87.

▪         Retail postpay churn low at 1.4 percent; postpay customers comprised 95 percent of retail customers.

▪         5 percent increase in cell sites in service to 7,310.

Wireline/TDS Telecom

▪         16 percent increase in ILEC high-speed data customers.

▪         13 percent increase in ILEC high-speed data revenues, representing 19 percent of ILEC revenues.

▪         ILEC equivalent access lines remained stable at 778,700, due in part to acquisitions; ILEC physical access lines decreased 5 percent to 530,400.

▪         Managed IP stations (ILEC and CLEC) grew to 16,600 from 5,100.

CHICAGO – May 10, 2010 – Telephone and Data Systems, Inc. [NYSE:TDS, TDS.S] reported operating revenues of $1,222.6 million for the first quarter of 2010, a decrease of 3 percent from $1,258.4 million in the comparable period one year ago.  Net income attributable to TDS shareholders and related diluted earnings per share were $49.1 million and $0.46, respectively, for the first quarter of 2010, compared to $74.5 million and $0.66, respectively, in the comparable period one year ago.

“Both of our businesses are dedicated to ensuring outstanding customer experiences,” said LeRoy T. Carlson, Jr., TDS president and CEO, “and that means a focus on providing excellent data and broadband services. Increased customer use of data in the quarter led to strong growth in wireless data revenues, and U.S. Cellular’s commitment to quality in all aspects of the customer experience reduced retail postpay churn to 1.4 percent. Data revenue growth helped to stabilize profitability in our wireline business, along with benefits from cost-reduction initiatives implemented in 2009. In a highly competitive communications industry, our businesses’ shared focus on superior customer service is an important differentiator.

“U.S. Cellular continues to drive data revenue growth with its broad assortment of smartphones and data-intensive devices, and through its expanded 3G network. This growth has helped to offset a decline in service revenues due to lower voice and inbound roaming revenues. The company made progress on its major enablement initiatives in the quarter, including upgrading its marketing campaign management system to better target key customer segments. Though planned expenses related to these initiatives reduced profitability in the quarter, U.S. Cellular expects that the initiatives will ultimately reduce operational expenses and support its customer-focused strategy over the long term.

“TDS Telecom continued to attract customers to its high-speed data services, which led to a year-over-year increase in data revenues. Value-oriented bundles of voice, high-speed data and video services remained popular and helped to keep churn low. As part of its commitment to bringing critical broadband services to rural communities, TDS Telecom submitted 46 applications, totaling $136 million, to the Rural Utilities Service for the second round of broadband stimulus funding.  To advance our strategy of growing through complementary businesses, TDS recently acquired VISI Incorporated. VISI, based in Minnesota, provides data center services and managed hosting primarily to small and medium sized businesses.

“Both of our businesses are increasingly well-positioned to capitalize on the growing customer interest in wireless data and wireline broadband services. U.S. Cellular plans to make 3G speeds available to 98 percent of its customers by the end of this summer, while it continues to develop its 4G/LTE rollout plans. Ninety-three percent of TDS Telecom’s ILEC access lines are equipped for broadband services, and the company is focused on increasing the broadband speeds offered to customers. Both businesses have the support and financial strength to move forward with their customer-focused strategies.”

Guidance

Guidance for the year ending Dec. 31, 2010 is shown below compared to previous guidance provided on Feb. 25, 2010. The company has commenced guidance for adjusted OIBDA. There can be no assurance that final results will not differ materially from this guidance.

	Current guidance	Previous guidance
U.S. Cellular 2010 guidance as of May 10, 2010 is as follows:
Service revenue	$3,975-$4,075 million	Unchanged
Adjusted OIBDA (1)	$850-$950 million	N/A
Operating income	$250-$350 million	Unchanged
Depreciation, amortization and accretion (2)	Approx. $600 million	Unchanged
Capital expenditures	Approx. $600 million	Unchanged

TDS Telecom (ILEC and CLEC) 2010 guidance as of May 10, 2010 is as follows:
Operating revenues	$760-$790 million	$740-$780 million
Adjusted OIBDA (1)	$250-$275 million	N/A
Operating income	$80-$105 million	$70-$100 million
Depreciation, amortization and accretion (2)	Approx. $170 million	Unchanged
Capital expenditures	Approx. $155 million	Approx. $140 million

(1)     Defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of intangible assets (if any).  This amount may also be commonly referred to by management as operating cash flow. This amount should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows. TDS did not previously provide guidance on adjusted OIBDA.

(2)     Includes estimated losses on disposals of assets but does not include an estimate for loss on impairment of intangible assets since this cannot be predicted.

This guidance represents the views of management as of May 10, 2010 and should not be assumed to be accurate as of any other date. TDS undertakes no legal duty to update such information, whether as a result of new information, future events or otherwise.

Stock repurchase summary

The following represents repurchases of TDS common shares and TDS special common shares.

Repurchase Period	# Shares	Cost (in millions)
2010 (first quarter)	510,902	$14.8
2009 (full year)	6,374,741	$176.6
2008 (full year)	5,861,822	$199.6
Total	12,747,465	$391.0

Conference call information

TDS will hold a conference call on May 10, 2010 at 9:30 a.m. CDT.

▪         Access the live call on the Conference Calls page of www.teldta.com or at http://ir.teldta.com/phoenix.zhtml?p=irol-eventDetails&c=67422&eventID=3055234.

▪         Access the call by phone at 866-871-4351 (US/Canada) and use conference ID  #72053512.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of www.teldta.com, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed. The call will be archived on the Conference Calls page of www.teldta.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to approximately 7.3 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of March 31, 2010.

Visit www.teldta.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

About U.S. Cellular

United States Cellular Corporation, the nation’s sixth-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support and a high-quality network to approximately 6.1 million customers in 26 states. The Chicago-based company employed 8,900 full-time equivalent associates as of March 31, 2010.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS:  www.teldta.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

UNITED STATES CELLULAR CORPORATION SUMMARY OPERATING DATA

Quarter Ended	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Total population
Consolidated markets (1)	90,468,000	89,712,000	85,118,000	83,726,000	83,726,000
Consolidated operating markets (1)	46,546,000	46,306,000	46,306,000	46,306,000	46,306,000
Market penetration at end of period
Consolidated markets (2)	6.8%	6.8%	7.2%	7.4%	7.5%
Consolidated operating markets (2)	13.2%	13.3%	13.2%	13.3%	13.5%
All customers
Total at end of period	6,147,000	6,141,000	6,131,000	6,155,000	6,243,000
Gross additions	358,000	399,000	386,000	317,000	404,000
Net additions (losses)	6,000	10,000	(24,000)	(88,000)	47,000
Retail customers
Total at end of period	5,768,000	5,744,000	5,705,000	5,711,000	5,770,000
Gross additions	305,000	354,000	351,000	286,000	366,000
Net retail additions (losses) (3)	24,000	39,000	(6,000)	(59,000)	63,000
Net postpay additions (losses)	(9,000)	26,000	8,000	(32,000)	60,000
Net prepaid additions (losses)	33,000	13,000	(14,000)	(27,000)	3,000
Service revenues components (000s)
Voice and other retail service	$663,939	$676,554	$690,106	$708,609	$718,885
Data service	201,280	189,759	174,286	161,955	156,954
Total retail service	$865,219	$866,313	$864,392	$870,564	$875,839
Inbound roaming	51,942	61,728	68,767	62,223	60,057
Other	48,027	56,814	50,289	41,323	47,719
Total service revenues (000s) (4)	$965,188	$984,855	$983,448	$974,110	$983,615

Divided by average customers (000s)	6,137	6,139	6,138	6,199	6,229
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit (5)	$52.42	$53.48	$53.41	$52.38	$52.64
Voice and other retail service (5)	$36.06	$36.75	$37.48	$38.11	$38.47
Data service (5)	$10.93	$10.30	$9.46	$8.71	$8.40
Total retail service (5)	$46.99	$47.05	$46.94	$46.82	$46.87

Inbound roaming (5)	$2.82	$3.35	$3.73	$3.35	$3.21
Other (5)	$2.61	$3.08	$2.74	$2.21	$2.56
Postpay churn rate (6)	1.4%	1.6%	1.7%	1.7%	1.5%
Capital expenditures (000s)	$121,500	$189,000	$128,900	$91,200	$137,700
Cell sites in service	7,310	7,279	7,161	7,043	6,942

(1)     Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively, which is calculated by dividing customers by the total market population (without duplication of population in overlapping markets).

(2)     Calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(3)     Calculated by adding net postpay additions (losses) and net prepaid additions (losses).

(4)     U.S. Cellular revised previously reported Service revenues for all quarterly periods in 2009 to reflect certain corrections. See “Revision of Prior Period Amounts” section for additonal details. Previously reported Service revenues were $986.3 million, $984.9 million, $974.8 million and $981.9 million for the three month periods ended December 31, September 30, June 30 and March 31, 2009, respectively.

(5)     Calculated by dividing the components of service revenues by the average customers and number of months in the quarter.

(6)     Calculated by dividing the total postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

TELEPHONE AND DATA SYSTEMS, INC. SUMMARY OPERATING DATA

Quarter Ended	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
TDS Telecom
ILEC
Equivalent access lines (1)	778,700	775,900	772,700	775,800	777,100
Physical access lines (2)	530,400	536,300	539,400	548,000	556,800
High-speed data customers (3)	217,400	208,300	202,100	197,100	188,100
Long-distance customers	365,600	362,800	356,500	354,100	348,900
Managed IP stations (4)	2,300	1,900	1,500	1,200	1,000
Capital expenditures (000s)	$20,200	$26,900	$23,800	$26,200	$21,400
CLEC
Equivalent access lines (1)	349,300	355,900	364,100	372,300	381,100
High-speed data customers (3)	36,000	36,900	37,600	38,700	39,700
Managed IP stations (4)	14,300	12,000	9,600	6,400	4,100
Capital expenditures (000s)	$3,200	$6,800	$4,700	$5,700	$5,000

(1)     Sum of physical access lines and high-capacity data lines, adjusted to estimate the equivalent number of physical access lines in terms of capacity, plus the number of managed IP stations.

(2)     Individual circuits connecting customers to a telephone company’s central office facilities.

(3)     The number of customers provided high-capacity data circuits via various technologies, including digital subscriber line (“DSL”), managed Internet Protocol (“Managed IP”) and dedicated Internet circuit technologies.

(4)     The number of telephone handsets providing communications using packet networking technology.

Telephone And Data Systems, Inc. Consolidated Statement of Operations Highlights Three Months Ended March 31, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase/ (Decrease)
	2010	2009 (1)	Amount	Percent
Operating revenues
U.S. Cellular	$1,024,037	$1,054,505	$(30,468)	(3)%
TDS Telecom	195,505	199,302	(3,797)	(2)%
All Other (2)	3,073	4,580	(1,507)	(33)%
	1,222,615	1,258,387	(35,772)	(3)%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	796,843	793,743	3,100	—
Depreciation, amortization and accretion	143,233	137,878	5,355	4%
Loss on asset disposals, net	5,176	3,945	1,231	31%
	945,252	935,566	9,686	1%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	125,865	130,745	(4,880)	(4)%
Depreciation, amortization and accretion	43,423	41,863	1,560	4%
Loss on asset disposals, net	345	215	130	60%
	169,633	172,823	(3,190)	(2)%
All Other (1)
Expenses excluding depreciation and amortization	1,930	6,358	(4,428)	(70)%
Depreciation and amortization	2,733	3,252	(519)	(16)%
Loss on asset disposals, net	(90)	10	(100)	>(100)%
	4,573	9,620	(5,047)	(52)%

Total operating expenses	1,119,458	1,118,009	1,449	—
Operating income (loss)
U.S. Cellular	78,785	118,939	(40,154)	(34)%
TDS Telecom	25,872	26,479	(607)	(2)%
All Other (1)	(1,500)	(5,040)	3,540	70%
	103,157	140,378	(37,221)	(27)%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	24,903	25,337	(434)	(2)%
Interest and dividend income	2,441	2,072	369	18%
Interest expense	(28,720)	(30,370)	1,650	5%
Other, net	(190)	499	(689)	>(100)%
Total investment and other income (expense)	(1,566)	(2,462)	896	36%
Income before income taxes	101,591	137,916	(36,325)	(26)%
Income tax expense	38,465	42,106	(3,641)	(9)%
Net income	63,126	95,810	(32,684)	(34)%
Less: Net income attributable to noncontrolling interests, net of tax	(14,011)	(21,350)	7,339	34%
Net income attributable to TDS shareholders	49,115	74,460	(25.345)	(34)%
Preferred dividend requirement	(12)	(13)	1	8%
Net income available to common shareholders	$49,103	$74,447	$(25,344)	(34)%

Basic weighted average shares outstanding	105,938	112,238	(6,300)	(6)%
Basic earnings per share attributable to TDS shareholders	$0.46	$0.66	$(0.20)	(30)%

Diluted weighted average shares outstanding	106,250	112,427	(6,177)	(5)%
Diluted earnings per share attributable to TDS shareholders	$0.46	$0.66	$(0.20)	(30)%

(1)     Amounts have been revised. See “Revision of Prior Period Amounts” section for additional details.

(2)     Consists of a non-reportable segment (Suttle-Straus printing and distribution operations), corporate operations, intercompany eliminations and corporate investments.

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	March 31, 2010	December 31, 2009 (1)
Current assets
Cash and cash equivalents	$645,466	$670,992
Short-term investments	148,364	113,275
Accounts receivable from customers and other	486,778	515,443
Inventory	157,935	156,987
Other current assets	200,522	190,974
	1,639,065	1,647,671

Investments
Licenses	1,446,825	1,443,025
Goodwill	713,013	707,840
Other intangible assets	31,823	26,589
Investments in unconsolidated entities	221,112	203,799
Other investments	9,627	9,785
	2,422,400	2,391,038

Property, plant and equipment, net
U.S. Cellular	2,578,460	2,601,338
TDS Telecom	871,232	880,378
Other	25,963	26,129
	3,475,655	3,507,845

Other assets and deferred charges	64,651	65,759

Total assets	$7,601,771	$7,612,313

(1)     Amounts have been revised. See “Revision of Prior Period Amounts” section for additional details.

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31, 2010	December 31, 2009 (1)
Current liabilities
Current portion of long-term debt	$2,277	$2,509
Accounts payable	307,423	347,348
Customer deposits and deferred revenues	166,080	164,451
Accrued interest	21,330	12,227
Accrued taxes	99,432	57,087
Accrued compensation	62,021	93,524
Other current liabilities	99,023	117,081
	757,586	794,227

Deferred liabilities and credits
Net deferred income tax liability	506,453	516,919
Other deferred liabilities and credits	371,698	373,862
	878,151	890,781

Long-term debt	1,492,666	1,492,908

Noncontrolling interests with redemption features	752	727

Equity
TDS shareholders’ equity
Common Shares, par value $.01	571	571
Special Common Shares, par value $.01	634	634
Series A Common Shares, par value $.01	65	65
Capital in excess of par value	2,095,636	2,088,807
Treasury shares, at cost:
Common Shares	(216,249)	(217,381)
Special Common Shares	(477,140)	(464,268)
Accumulated other comprehensive loss	(2,966)	(2,710)
Retained earnings	2,399,321	2,363,759
Total TDS shareholders’ equity	3,799,872	3,769,477

Preferred shares	831	832
Noncontrolling interests	671,913	663,361

Total equity	4,472,616	4,433,670

Total liabilities and equity	$7,601,771	$7,612,313

(1)     Amounts have been revised. See “Revision of Prior Period Amounts” section for additional details.

Telephone and Data Systems, Inc. Balance Sheet Highlights Three Months Ended March 31, 2010 (Unaudited, dollars in thousands)

	U.S. Cellular	TDS Telecom	TDS Corporate & Other	Intercompany Eliminations	TDS Consolidated
Cash and cash equivalents	$289,658	$33,691	$322,117	$—	$645,466
Affiliated cash investments	—	310,856	—	(310,856)	—
Short-term investments	25,534	97,510	25,320	—	148,364
Notes receivable—affiliates	—	—	8,809	(8,809)	—
	$315,192	$442,057	$356,246	$(319,665)	$793,830

Licenses, goodwill and other intangibles	$1,936,429	$451,282	$(196,050)	$—	$2,191,661
Investment in unconsolidated entities	178,903	3,661	45,120	(6,572)	221,112
Other investments	4,179	2,072	3,376	—	9,627
	$2,119,511	$457,015	$(147,554)	$(6,572)	$2,422,400

Property, plant and equipment, net	$2,578,460	$871,232	$25,963	$—	$3,475,655

Notes payable—affiliates	$—	$8,809	$310,856	$(319,665)	$—

Long-term debt
Current portion	$84	$391	$1,802	$—	$2,277
Non-current portion	867,662	2,181	622,823	—	1,492,666
Total	$867,746	$2,572	$624,625	$—	$1,494,943

Preferred shares	$—	$—	$831	$—	$831

Capital expenditures
Quarter ended 3/31/2010	$121,514	$23,376	$1,732	$—	$146,622

TDS Telecom Highlights Three Months Ended March 31, (Unaudited, dollars in thousands)

			Increase (Decrease)
	2010	2009	Amount	Percent
Local Telephone Operations
Operating revenues
Voice	$44,558	$48,578	$(4,020)	(8)%
Data	28,298	25,060	3,238	13%
Network access	67,942	67,831	111	—
Miscellaneous	9,358	8,718	640	7%
	150,156	150,187	(31)	—
Operating expenses
Cost of services and products	46,492	47,684	(1,192)	(2)%
Selling, general and administrative expenses	41,737	41,029	708	2%
Depreciation, amortization and accretion	37,058	36,086	972	3%
Loss on asset disposals, net	260	138	122	88%
	125,547	124,937	610	—

Operating income	$24,609	$25,250	$(641)	(3)%

Competitive Local Exchange Carrier Operations
Revenues	$47,743	$51,189	$(3,446)	(7)%

Expenses excluding depreciation, amortization and accretion	40,030	44,106	(4,076)	(9)%
Depreciation, amortization and accretion	6,365	5,777	588	10%
Loss on asset disposals, net	85	77	8	10%
	46,480	49,960	(3,480)	(7)%

Operating income	$1,263	$1,229	$34	3%

Intercompany revenues	$(2,394)	$(2,074)	$(320)	(15)%
Intercompany expenses	(2,394)	(2,074)	(320)	(15)%
	—	—	—

Total TDS Telecom operating income	$25,872	$26,479	$(607)	(2)%

Telephone and Data Systems, Inc. Consolidated Statement of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2010	2009 (1)
	(Dollars in thousands)
Cash flows from operating activities
Net income	$63,126	$95,810
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	189,389	182,993
Bad debts expense	20,245	20,303
Stock-based compensation expense	7,444	5,556
Deferred income taxes, net	(13,874)	5,603
Equity in earnings of unconsolidated entities	(24,903)	(25,337)
Distributions from unconsolidated entities	7,243	6,029
Loss on asset disposals, net	5,431	4,170
Other operating activities	948	52
Changes in assets and liabilities from operations
Accounts receivable	9,648	(10,936)
Inventory	(947)	7,720
Accounts payable	(40,676)	(48,271)
Customer deposits and deferred revenues	784	(1,010)
Accrued taxes	35,641	34,893
Accrued interest	9,212	9,358
Other assets and liabilities	(58,051)	(63,683)
	210,660	223,250

Cash flows from investing activities
Additions to property, plant and equipment	(146,622)	(165,236)
Cash paid for acquisitions and licenses	(21,118)	(14,582)
Cash paid for investments	(50,000)	(26,248)
Cash received for investments	15,561	—
Other investing activities	439	1,010
	(201,740)	(205,056)

Cash flows from financing activities
Repayment of long-term debt	(697)	(993)
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax payments	463	383
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	486	356
Repurchase of TDS Special Common Shares	(14,810)	(12,237)
Repurchase of U.S. Cellular Common Shares	(5,186)	(13,291)
Dividends paid	(11,891)	(12,057)
Distributions to noncontrolling interests	(2,284)	(1,458)
Other financing activities	(527)	61
	(34,446)	(39,236)

Net decrease in cash and cash equivalents	(25,526)	(21,042)

Cash and cash equivalents
Beginning of period	670,992	777,309
End of period	$645,466	$756,267

(1)     Amounts have been revised. See “Revision of Prior Period Amounts” section for additional details.

Telephone and Data Systems, Inc. Financial Measures and Reconciliations (Unaudited, dollars in thousands)
Three Months Ended March 31, 2010	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total

Operating revenues	$1,024,037	$195,505	$3,073	$1,222,615
Deduct:
U.S. Cellular equipment sales revenue	58,849
Service revenues	$965,188

Operating income	$78,785	$25,872	$(1,500)	$103,157
Add:
Depreciation, amortization and accretion	143,233	43,423	2,733	189,389
(Gain) Loss on asset disposals	5,176	345	(90)	5,431
Adjusted OIBDA (3) (6)	$227,194	$69,640	$1,143	$297,977

Adjusted OIBDA margin (4)	23.5%	35.6%

Three Months Ended March 31, 2009	U.S. Cellular (7)	TDS Telecom (1)	All Other (2)	Consolidated Total (7)

Operating revenues	$1,054,505	$199,302	$4,580	$1,258,387
Deduct:
U.S. Cellular equipment sales revenue	70,890
Service revenues	$983,615

Operating income	$118,939	$26,479	$(5,040)	$140,378
Add (Deduct):
Depreciation, amortization and accretion	137,878	41,863	3,252	182,993
Loss on asset disposals	3,945	215	10	4,170
Adjusted OIBDA (3) (6)	$260,762	$68,557	$(1,778)	$327,541

Adjusted OIBDA margin (4)	26.5%	34.4%

	TDS Consolidated
Three Months Ended March 31,	2010	2009

Cash flows from operating activities	$210,660	$223,250
Deduct:
Capital expenditures	146,622	165,236
Free cash flow (5)	$64,038	$58,014

(1)     Includes ILEC and CLEC intercompany eliminations.

(2)     Consists of a non-reportable segment (Suttle Straus), corporate operations, intercompany eliminations between U.S. Cellular, TDS Telecom and corporate investments. Amounts in this column are presented only to reconcile to consolidated totals and may not otherwise be meaningful.

(3)     Adjusted OIBDA is a segment measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance.  Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of intangible assets (if any).  This amount may also be commonly referred to by management as operating cash flow.  This amount should not be confused with Cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(4)     Defined as Adjusted OIBDA divided by service revenues (U.S. Cellular) and operating revenues (TDS Telecom).  Equipment revenues are excluded from the denominator of the U.S. Cellular calculation since equipment is generally sold at a net negative margin, and the equipment subsidy is effectively a cost for purposes of assessing business results.   TDS believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin.

(5)     Defined as cash flows from operating activities minus capital expenditures. Free cash flow is a Non-GAAP financial measure.  TDS believes that free cash flow as reported by TDS is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.

(6)     Excludes the net gain or loss on asset disposals and loss on impairment of intangible assets, if any, in order to show operating results on a more comparable basis from period to period.  TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual.  Accordingly, you should be aware that TDS may incur such amounts in the future.

(7)     Previously reported GAAP amounts have been revised. See “Revision of Prior Period Amounts” section for additional details.

Revision of Prior Period Amounts

In preparing its financial statements for the three months ended March 31, 2010, TDS discovered certain errors related to accounting for service revenues and sales tax liabilities. These errors resulted in the overstatement of operating revenues and understatement of sales tax liabilities for 2009, 2008 and 2007. In accordance with SEC Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99 and SAB 108”), TDS evaluated these errors and determined that they were immaterial to each of the reporting periods affected and, therefore, amendment of previously filed reports was not required. However, if the adjustments to correct the cumulative errors had been recorded in the first quarter 2010, TDS believes the impact would have been significant to the first quarter and would impact comparisons to prior periods. As permitted by SAB 108, TDS revised in the current filing and plans to revise in the next filings of its quarterly and annual consolidated financial statements previously reported annual and quarterly results for 2009, 2008 and 2007 for these immaterial amounts. In addition to recording these adjustments, TDS recorded and plans to record other adjustments to prior-year amounts to correct other immaterial items, which include adjustments related to rent expense, as disclosed in TDS’ 2009 Form 10-K.

The Consolidated Balance Sheet at December 31, 2009 was revised to reflect the cumulative effect of these errors which resulted in a decrease to Retained earnings of $7.8 million.  Also, in accordance with SAB 108, the Consolidated Statement of Operations and the Consolidated Statement of Cash Flows have been revised as follows:

Consolidated Statement of Operations — Three Months Ended March 31, 2009

(Dollars in thousands)	As previously reported	Adjustment	Revised

Operating revenues	$1,256,646	$1,741	$1,258,387
Total operating expenses	1,120,437	(2,428)	1,118,009
Operating income	136,209	4,169	140,378
Interest expense	(30,105)	(265)	(30,370)
Total investment and other income (expense)	(2,197)	(265)	(2,462)
Income before income taxes	134,012	3,904	137,916
Income tax expense	40,638	1,468	42,106
Net income	93,374	2,436	95,810
Net income attributable to noncontrolling interests, net of tax	(21,366)	16	(21,350)
Net income attributable to TDS shareholders	72,008	2,452	74,460
Net income available to common shareholders	71,995	2,452	74,447
Basic earnings attributable to TDS shareholders	0.64	0.02	0.66
Diluted earnings attributable to TDS shareholders	0.64	0.02	0.66

Consolidated Balance Sheet — December 31, 2009

(Dollars in thousands)	As previously reported	Adjustment	Revised

Accounts receivable from customers and others	$511,914	$3,529	$515,443
Total current assets	1,644,142	3,529	1,647,671
Total asssets	7,608,784	3,529	7,612,313
Customer deposits and deferred revenues	167,963	(3,512)	164,451
Accrued taxes	39,644	17,443	57,087
Total current liabilities	780,296	13,931	794,227
Net deferred income tax liability	517,762	(843)	516,919
Total deferred liabilities and credits	891,624	(843)	890,781
Retained earnings	2,371,587	(7,828)	2,363,759
Total TDS shareholders’ equity	3,777,305	(7,828)	3,769,477
Noncontrolling interests	665,092	(1,731)	663,361
Total equity	4,443,229	(9,559)	4,433,670
Total liabilities and equity	7,608,784	3,529	7,612,313

Consolidated Statement of Cash Flows — Three Months Ended March 31, 2009

(Dollars in thousands)	As previously reported	Adjustment	Revised

Net income	$93,374	$2,436	$95,810
Depreciation, amortization and accretion	182,766	227	182,993
Deferred income taxes, net	4,934	669	5,603
Loss on asset disposals	2,416	1,754	4,170
Change in accounts receivable	(6,272)	(4,664)	(10,936)
Change in customer deposits and deferred revenues	(823)	(187)	(1,010)
Change in accrued taxes	34,865	28	34,893
Change in other assets and liabilities	(63,420)	(263)	(63,683)
Cash flows from operating activities	223,250	—	223,250